Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Variable Products Trust

We consent to the use of our report dated February 28, 2008, incorporated herein by reference to the ING VP SmallCap Opportunities Portfolio, a series of ING Variable Products Trust, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

November 17, 2008